UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 23, 2006
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-127185	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
Registrant's telephone number, including area code

Austin Centre, 701 Brazos Street, Suite 500, PMB#, Austin, Texas, 78701
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective on August 23, 2006, the Board of Directors (the "Board") of Uranium Energy Corp. (the "Company") accepted the resignations of each of Stephen D. Jewett, as a director of the Company, John Lindsay, as the Secretary of the Company, and D. Bruce Horton, as the Treasurer and Chief Financial Officer of the Company (collectively, the "Resignations"), and, in conjunction therewith, accepted the consents to act as a director of the Company of Erik Essiger, and as the Secretary, Treasurer and Chief Financial Officer of the Company from Pat Obara (collectively, the "Appointments").

As a consequence of the Board's acceptance of each of the Resignations and Appointments, the Board also, and again effective on August 23, 2006, appointed, and reappointed where applicable, the following individuals to the following Executive positions within the Company:

Individual	Officer position with the Company
Alan P. Lindsay	Chairman of the Board
Amir Adnani	President, Chief Executive Officer and Principal Executive Officer
Harry Anthony	Chief Operating Officer
Randall Reneau	Chief Exploration Officer
Pat Obara	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

The following represents a brief overview of the previous five-year employment history of each of the Company's new director and Executive Officer:

Erik Essiger: Director. Mr. Essiger has more than 15 years of experience in corporate finance and lead advisory services relating to strategic and commercial development projects across a wide variety of sectors and including, in particular, within the industrial, automotive, business services, retail and consumer goods sectors. In this respect Mr. Essiger has performed various commercial and strategy services as both an external consultant and as a board member and managing director of a number of companies, including a venture capital company.

2.

During the past five years Mr. Essiger has been: the Managing Director and the founder of Precisetech GmbH, a corporate finance advisory company focused on international M&A transactions (from October 2004 to present); a member of the Supervisory Board of Corix Capital AG (from December 2003 to present); the Senior Manager, Transaction Services Strategy Group, with PricewaterhouseCoopers AG, heading up the commercial and due diligence practice of that group in Germany which provided services mainly to private equity clients of the firm (from April 2003 to September 2004); and a member of the Executive Board (Vorstand) of MultiMedia Technologies AG, a producer of set-top-boxes and a company operating in the fields of interactive digital television and the streaming media market (from July 2000 to July 2002) Mr. Essiger also has extensive international experience in corporate restructuring; especially in Germany, Russia, Hong Kong and Switzerland; and he was a member of the German-Russian co-operation council.

Mr. Essiger is not a director or officer of any other U.S. reporting company.

Pat Obara: Secretary, Treasurer and Chief Financial Officer. During the past five years Mr. Obara has worked as a consultant to several private and publicly listed companies providing various consulting services in the areas of corporate finance and administration.

From March of 2003 to present Mr. Obara has provided various administrative consulting services for two private companies involved in various business activities in Mainland China, Hong Kong, Mongolia and North America. Prior to April of 2004 Mr. Obara served as the Chief Financial Officer and a director of two public companies listed on the TSX Venture Exchange. Mr. Obara was involved in the restructuring, organizing and management of these development stage companies which were involved in the resource and technology sectors.

Mr. Obara is not a director or officer of any other U.S. reporting company.

The present Board of the Company is now comprised of each of Messrs. Essiger, Alan P. Lindsay, Amir Adnani, Harry Anthony, Randall Reneau and D. Bruce Horton.

At present there are no employment arrangements as between the Company and either of Messrs. Essiger or Obara.

__________

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: August 29, 2006.	By: "Amir Adnani" ___________________________________ Amir Adnani President, Chief Executive Officer, Principal Executive Officer and a director

__________

4.